UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2010

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
            (e) Unless otherwise noted below, each of the actions set forth in this Current Report on Form 8-K (this “Form 8-K”) occurred on May 11, 2010.
            The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) recommended that the Board approve, and the Board approved, increases in the annual base salaries of certain executive officers of the Company. The annual base salary of R. Terry Blakemore, the Company’s Chief Executive Officer and President, was increased to $600,000. In recognition of increased responsibilities, Michael McAndrew was promoted to Executive Vice President, continues as Chief Financial Officer, Treasurer and Secretary and received an annual base salary increase to $350,000.
            The Committee recommended that the Board approve, and the Board approved, an annual incentive bonus plan (the “FY11 Annual Incentive Plan”) under the Black Box Corporation 2008 Long-Term Incentive Plan (the “2008 Plan”) for the fiscal year ending March 31, 2011 (“Fiscal 2011”). The performance goals for the FY11 Annual Incentive Plan are, as defined below, “operating earnings per share,” “adjusted operating margin percent,” “adjusted EBITDA” and “DSOs.” “Operating earnings per share” means “operating net income” divided by weighted average common shares outstanding (diluted) with “operating net income” meaning net income plus “Reconciling Items” (as defined below); “adjusted operating margin percent” means operating income plus Reconciling Items divided by total revenues; “adjusted EBITDA” means EBITDA (net income before provision for income taxes plus interest, depreciation and amortization) plus Reconciling Items; and “DSOs” is an internal management calculation based on the balances in net accounts receivable, cost in excess of billings and billings in excess of costs at the end of the measurement period. “Reconciling Items” means: (i) amortization of intangible assets on acquisitions; (ii) stock-based compensation expense; (iii) asset write-up expense on acquisitions; (iv) expenses, settlements, judgments and fines associated with material litigation ($500,000 or greater per matter); (v) changes in fair value of any interest-rate swaps; (vi) certain pension plan funding expenses; (vii) the impact of any goodwill impairment; and (viii) the effect of changes in tax laws or accounting principles affecting reported results.
            The performance goals for the FY11 Annual Incentive Plan will be equally weighted. Under the FY11 Annual Incentive Plan, the achievement of the performance goals at 80% of target (90% of target for the DSOs performance goal) will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 120% of target (110% of target for the DSOs performance goal) will result in a payout of 150% of targeted annual bonus.
            Following Board review and approval, the Committee made targeted annual bonus awards under the FY11 Annual Incentive Plan to the Company’s executive officers as follows: R. Terry Blakemore -- 100% of base salary or $600,000; Michael McAndrew -- 100% of base salary or $350,000; and Francis W. Wertheimber, Senior Vice President -- approximately 50% of base salary or $133,000. Key, non-executive employees are also participating in the FY11 Annual Incentive Plan generally on the same terms as the executive officers.

            The Committee recommended that the Board approve, and the Board approved, a new Long-Term Incentive Program (the “FY11 LTIP”) under the 2008 Plan for the three fiscal years ending March 31, 2013 (the “Performance Period”). The FY11 LTIP is comprised of a restricted stock unit grant payable in shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), representing 20% of the award, a stock option grant representing 30% of the award and a performance share award (the “Performance Award”) payable in shares of the Common Stock representing 50% of the award.
            The restricted stock units and stock options granted pursuant to the FY11 LTIP will vest in equal increments over three years. The payout on the Performance Awards will be based on the Company’s performance of (i) a cumulative adjusted EBITDA goal (the “EBITDA Goal”) and (ii) the Company’s total shareholder return (“TSR”) relative to a peer group of companies for the Performance Period. These two (2) performance goals will be equally weighted. As a result, for purposes of determining the payout of the Performance Awards: (A) the achievement of 75% of the EBITDA Goal will result in a payout of 25% of the targeted Performance Award, the achievement of 100% of the EBITDA Goal will result in a payout of 50% of the targeted Performance Award and the achievement of 120% of the EBITDA Goal will result in a payout of 75% of the targeted Performance Award; and (B) the ranking of the Company’s TSR in the 25th percentile of the peer group’s TSR will result in a payout of 25% of the targeted Performance Award, the ranking of the Company’s TSR at the median level of performance of the Company’s TSR as compared to the Company’s peer group’s TSR will result in a payout of 50% of the targeted Performance Award and the ranking of the Company’s TSR in the 75th percentile of the peer group’s TSR will result in a payout of 75% of the targeted Performance Award.
            Following Board review and approval, the Committee approved the following awards under the FY11 LTIP to the Company’s executive officers: Mr. Blakemore -- a restricted stock unit award of 16,000 shares of the Common Stock, a stock option grant for 80,000 shares of the Common Stock and a Performance Award of 27,000 shares of the Common Stock; Mr. McAndrew -- a restricted stock unit award of 8,000 shares of the Common Stock, a stock option grant for 40,000 shares of the Common Stock and a Performance Award of 13,500 shares of the Common Stock; and Mr. Wertheimber -- a restricted stock unit award of 2,500 shares of the Common Stock, a stock option grant for 12,000 shares of the Common Stock and a Performance Award of 4,000 shares of the Common Stock. Key, non-executive employees are also participating in the FY11 LTIP generally on the same relative basis as the executive officers.
            The foregoing awards under the 2008 Plan were granted on May 11, 2010 except that the stock options will be granted and will have an exercise price equal to the fair market value of the Common Stock on May 17, 2010.
            The Committee recommended that the Board approve, and the Board approved, the following cash bonuses for the Executive Officers: Mr. Blakemore -- $600,000; Mr. McAndrew -- $150,000 and Mr. Wertheimber -- $75,000.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
            On May 11, 2010, the Board amended Article I, Section 10, of the Amended and Restated By-laws, as amended (the “By-laws”), of the Company to require, from any stockholder proposing nominees for director or making any other proposal, additional information regarding such stockholder’s agreements, arrangements and understandings with respect to the Company’s securities, regardless as to whether such proposal is or is not requested to be included in the Company’s proxy statement. The By-laws, as so amended, are filed as Exhibit 3(ii) to this Form 8-K.
Item 8.01   Other Events.
            Except for the annual retainer for the Chair of the Committee, there were no changes in the compensation arrangements for the non-employee members of the Board. The following are such arrangements, effective for Fiscal 2011.
•	Each non-employee member of the Board will continue to receive an annual retainer of $35,000 per year, payable quarterly.

•	Meeting fees for Board and Board committee meetings will remain as follows: $2,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $1,500 for each meeting of the Audit Committee of the Board attended in person or by telephone; and $1,000 for each meeting of the Compensation Committee of the Board, the Governance Committee of the Board and the Nominating Committee of the Board attended in person or by telephone.

•	The Chairperson of the Committee will receive an annual retainer of $15,000, payable quarterly (increased from $7,500).

•	The Chairperson of each of the Governance Committee of the Board and the Nominating Committee of the Board will continue to receive an annual retainer of $5,000, payable quarterly.

•	The Chairperson of the Audit Committee of the Board will continue to receive an annual retainer of $15,000, payable quarterly.

•	The non-executive Chairperson of the Board will continue to receive an annual retainer of $75,000, payable quarterly.
             In addition, on May 11, 2010, each non-employee director received a restricted stock unit award of 3,000 shares of the Common Stock which vested immediately upon grant.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3(ii)	Amended and Restated By-laws, as amended through May 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: May 17, 2010	By:	/s/ Michael McAndrew
Michael McAndrew Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

3(ii)	Amended and Restated By-laws, as amended through May 11, 2010.